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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 1999 included in this Form 8-K/A No. 1 dated December 23, 1998 on the combined statements of revenue and certain expenses of Northeast Tower into the Registrant's previously filed Registration Statements on Forms S-3 (File No. 33-61115, File No. 333-48917 and File No. 333-70157, as amended)
and Forms S-8 (File No. 33-59771, File No. 33-59773, File No. 33-59767 and File No. 333-69877).


                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------

Philadelphia, Pennsylvania
March 8, 1999